UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): July 26, 2016
Coeur Mining, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	1-8641 (Commission File Number)	82-0109423 (IRS Employer Identification No.)
104 S. Michigan
Suite 900
Chicago, Illinois 60603
(Address of Principal Executive Offices)
(312) 489-5800
(Registrant's telephone number, including area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2 below):
[ ]     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02. Termination of a Material Definitive Agreement.
On July 26, 2016, the termination of the Royalty Stream Agreement, effective January 21, 2009, by and between Coeur Mexicana, S.A. de C.V. (“Coeur Mexicana”) and Franco-Nevada Mexico Corporation S.A. de C.V. (“Franco-Nevada Mexico”) (the “Agreement”), in accordance with the Termination Agreement, dated as of October 2, 2014, by and between Coeur Mining, Inc. (“Coeur”), its subsidiaries, Coeur Mexicana, Ocampo Resources, Inc. and Ocampo Services, Inc., and Franco-Nevada Corporation and Franco-Nevada Mexico, became effective upon satisfaction by Coeur Mexicana of the minimum royalty amount under the Agreement.
Item 2.02. Results of Operations and Financial Condition.
On July 27, 2016, Coeur issued a press release announcing its financial results for the quarter ended June 30, 2016. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference. The press release shall be deemed furnished, not filed, for purposes of this Current Report on Form 8-K.
Item 9.01.    Financial Statements and Exhibits.
(d)    List of Exhibits

Exhibit No.	Description
Exhibit 99.1	Press Release dated July 27, 2016

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COEUR MINING, INC.
Date: July 27, 2016	By: /s/ Peter C. Mitchell
Name: Peter C. Mitchell Title: Senior Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description
Exhibit 99.1	Press Release dated July 27, 2016